UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

Attune RTD
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-163579
(Commission File Number)

32-0212241
 (IRS Employer Identification No.)

3700 E. Tachevah Dr., #B117
Palm Springs, California 92262
 (Address of principal executive offices)(Zip Code)

(760) 323-0233
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 8, 2011, the Registrant engaged in e-mail communications with a non-affiliate shareholder of the Registrant.

The e-mail communications are as follows:

From: Thomas Bianco [mailto:tbianco@attunertd.com]
Sent: Friday, July 08, 2011 10:03 AM
To: [name of shareholder redacted]
Cc: sdavis@attunertd.com; 'Thomas Puzzo'
Subject: RE: Attune Question

[name of shareholder redacted],

I apologize for not getting back to you sooner, I have been in the field in Texas.

The company is OTCBB.  OTCBB organizations have reporting requirements, meaning that they have their financial statements audited by an independent auditing organization that are typically Sarbanes Oxley Certified.

As for the share price, it is currently trading at $0.27 per share.  There is no market currently in the equity, so you will see much volatility.   It appears a seller came into the market selling 150,000 shares in one day, driving the equity down to $0.01 and then a few days later a buyer came in and purchased 2,000 shares, increasing the price to $0.27 per share.  I watch the equity, but very focused on business fundamentals. We are working diligently right now with our business partners; Information Builders, uCirrus and USFI Technology Solutions to finish the BrioWave technology and get to a point where we have sales.

As for the equity investment by Beacon Global, the cash infusion will filter through the company allowing it to execute its business plan, if the company receives all of the capital in a timely manner.  There are no guarantees the company will be successful.  Beacon Global has the option but not the obligation to purchase the entire amount.  There are post money valuation assumptions, but this is not the forum for that conversation, and the markets in my opinion are the most efficient at determining value.

The best place to look to watch the price movement in the stock is to go to the company’s web site, click on the investor relations tab and then click on the AURT.OB letter, and the companies last trade and news releases will load in the window.

We are very confident in our partners and the technology, so stay tuned!

I hope this answers your questions, feel free to contact me at anytime

Regards,

Tom

Thomas Bianco, C.F.O
Attune RTD
3700B Tachevah Road, Suite 117
Palm Springs, CA 92262

From: [name of shareholder redacted]
Sent: Friday, July 08, 2011 9:00 AM
To: Thomas Bianco
Subject: Attune Question

Hi...several weeks ago I sent an email requesting information. Could you take a few minutes to explain for me please? I'm attaching the original email that was sent on June 13.

Thank you!

Hi,

I am a shareholder, and when I checked otcbb.com to see what the current value is, it says .01...and I see an article entitled, "Attune RTD Signs $4,375,000 Equity Private Placement With Beacon Global Group, LLC ". Does that mean it is no longer on the otcbb? And what does it do to the current value? Is there somewhere I can look to see the current value?

I apologize, I am not very knowledgeable about this.

I would appreciate it if you could tell me briefing what it means, as time allows.

Thank you,

[name of shareholder redacted]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Attune RTD
(Registrant)

Date:  July 8, 2011                                                                       By:      /s/    Thomas Bianco
Name:  Thomas Bianco
Title: Chief Financial Officer